UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 4, 2006
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-1.1
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On December 4, 2006, Developers Diversified Realty Corporation (the “Company”) announced that it had agreed to offer 11,599,134 of its common shares in an at-the-market public offering underwritten by Goldman, Sachs & Co. (“Goldman”). The common shares will be offered and sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-139118).
     In connection with the offering, the Company entered into a underwriting agreement dated December 4, 2006 (the “Underwriting Agreement”) among the Company, Goldman, Deutsche Bank Securities Inc. as agent for one of its affiliates (“Deutsche Bank”), Merrill Lynch, Pierce, Fenner & Smith Incorporated as agent for one of its affiliates (“Merrill Lynch”) and J.P. Morgan Securities Inc. as agent for one of its affiliates, each as forward sellers (“JPMorgan” and, together with Deutsche Bank and Merrill Lynch, the “Forward Sellers”), and Deutsche Bank AG London, Merrill Lynch International and JPMorgan Chase Bank, National Association, each as forward counterparties (the “Forward Counterparties”). Pursuant to the Underwriting Agreement, the Forward Sellers will borrow and sell an aggregate of 11,599,134 of the Company’s common shares (5,799,568 of which will be borrowed and sold by Deutsche Bank, 2,899,783 of which will be borrowed and sold by Merrill Lynch and 2,899,783 of which will be borrowed and sold by J.P. Morgan ) to Goldman, which may offer the common shares in transactions on the New York Stock Exchange, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and the foregoing summary is qualified in its entirety by reference thereto.
     The Company also entered into a forward sale agreement on December 4, 2006 (collectively, the “Forward Sale Agreements”) with each of the Forward Counterparties, relating to the forward sale by the Company of a number of its common shares equal to the number of common shares to be borrowed and sold by each Forward Seller pursuant to the Underwriting Agreement (subject to the Company’s right to elect cash settlement of the Forward Sale Agreements). The Company intends to use the proceeds it expects to receive upon any physical settlement of the Forward Sale Agreements to fund a portion of its previously announced acquisition of Inland Retail Real Estate Trust, Inc. (“IRRETI”). Developers Diversified will not receive any proceeds from the sale of its common shares prior to settlement of the Forward Sale Agreements, which is expected to occur on or before September 8, 2007 (and depending on the relevant settlement method and the Company’s common share price at the time of settlement, the Company may not receive any proceeds (and may owe cash to the Forward Counterparties) upon settlement).
     Subject to certain exceptions, the Company has the right to elect physical or cash settlement of the Forward Sale Agreements. Assuming physical settlement of the Forward Sale Agreements on the closing date of this offering, and assuming a forward price of $64.66 per share, the Company would receive gross proceeds of approximately $750 million upon settlement of the Forward Sale Agreements, before deducting estimated offering expenses. This description of the Forward Sale Agreements is qualified in its entirety by the terms and conditions of the Forward Sale Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, and are incorporated herein by reference.
     A copy of the press release issued by the Company on December 4, 2006 announcing the offering is filed as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated as of December 4, 2006 by and among Developers Diversified Realty Corporation, Goldman, Sachs & Co., as underwriter, Deutsche Bank Securities Inc. as agent for one of its affiliates, Merrill Lynch, Pierce, Fenner & Smith Incorporated as agent for one of its affiliates and J.P. Morgan Securities Inc. as agent for one of its affiliates, as forward sellers, and Deutsche Bank AG London, Merrill Lynch International and JPMorgan Chase Bank, National Association, as forward counterparties.

10.1	Confirmation of Forward Sale Transaction between Developers Diversified Realty Corporation and Deutsche Bank AG London dated December 4, 2006.

Exhibit No.	Description of Exhibit

10.2	Confirmation of Forward Sale Transaction between Developers Diversified Realty Corporation and Merrill Lynch International dated December 4, 2006.

10.3	Confirmation of Forward Sale Transaction between Developers Diversified Realty Corporation and JPMorgan Chase Bank, National Association dated December 4, 2006.

99.1	Press Release dated December 4, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation (Registrant)
Date: December 7, 2006	By:	/s/ William H. Schafer
William H. Schafer
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated as of December 4, 2006 by and among Developers Diversified Realty Corporation, Goldman, Sachs & Co., as underwriter, Deutsche Bank Securities Inc. as agent for one of its affiliates, Merrill Lynch, Pierce, Fenner & Smith Incorporated as agent for one of its affiliates and J.P. Morgan Securities Inc. as agent for one of its affiliates, as forward sellers, and Deutsche Bank AG London, Merrill Lynch International and JPMorgan Chase Bank, National Association, as forward counterparties.

10.1	Confirmation of Forward Sale Transaction between Developers Diversified Realty Corporation and Deutsche Bank AG London dated December 4, 2006.

10.2	Confirmation of Forward Sale Transaction between Developers Diversified Realty Corporation and Merrill Lynch International dated December 4, 2006.

10.3	Confirmation of Forward Sale Transaction between Developers Diversified Realty Corporation and JPMorgan Chase Bank, National Association dated December 4, 2006.

99.1	Press Release dated December 4, 2006.